Exhibit 99.1

Press Release

Petrus Resources Corporation Enters into Share Exchange Agreement and Plan of Reorganization with Waters Club Worldwide Inc.

FOR IMMEDIATE RELEASE

Fort Lauderdale, FL, March 7, 2016 --(PR.com)—Petrus Resources Corporation ("Petrus" or the "Company") a publicly reporting company, announced today that the Company has entered into a Share Exchange Agreement and Plan of Reorganization (the "Agreement") with Fort Lauderdale based-Waters Club Worldwide Inc. ("Waters Club"). The Agreement is subject to various closing matters, including SEC approval of its post-effective amendment to its registration statement and reconfirmation of Petrus investors, pursuant to Rule 419. Following closing we will initiate all the necessary steps to commence public trading, including, but not limited to the filing of a FINRA Form 15c2-11.

Waters Club Worldwide, Inc. is a Florida corporation founded in 2014 engaged in the operation of a luxury yacht charter business servicing several key cruising destinations including the northeastern US, Bahamas, and the Virgin Islands.  WCW has existing relationships with the market leaders in the luxury home vacation club industry and has been servicing their members with great success.

WCW plans to expand its business by developing new relationships with other luxury vacation industry leaders by offering its charter services.

 About Petrus Resources Corporation

Petrus Resources Corporation, is a publicly reporting company founded and incorporated in Delaware in 2011, which is seeking to acquire a business opportunity with entities which have recently commenced operations, or wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Petrus Resources Corporation will not restrict its search to any specific business, industry, or geographical location and the company may participate in a business venture of virtually any kind or nature.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Words such as "believes," "anticipates,"  "plans,"  "expects,"  "intend,"  "will," "goal," "potential"  and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company's current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Petrus or Waters Club has no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

###
Contact:
Andrew Deme – CEO/President
Waters Club Worldwide, Inc
750 West Sunrise Blvd.
Fort Lauderdale, FL 33311
p. 954-445-6518